As filed with the Securities and Exchange Commission on August 17, 2005

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_________________________

MARSH & McLENNAN COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-2668272
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1166 Avenue of the Americas

New York, New York 10036-2774

(212) 345-5000

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Executive Offices)

Mercer HR Services Retirement Plan

(Full Title of the Plan)

Peter J. Beshar, Esq.

Marsh & McLennan Companies, Inc.

1166 Avenue of the Americas

New York, New York 10036-2774

(212) 345-5000

(Name, Address, Including Zip code, and Telephone Number,

Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $1.00 par value, of Marsh & McLennan Companies, Inc., including the Preferred Stock Purchase Rights attached thereto(3)	80,000	$27.64	$2,211,200	$260.26

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, (the “Securities Act”), this Registration Statement also covers (i) an indeterminate number of shares of Common Stock and Preferred Stock Purchase Rights attached thereto which become issuable to prevent dilution from any future stock split, stock dividend or similar transaction to be offered or sold pursuant to the Plan and (ii) an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)

Estimated for the sole purpose of computing the registration fee. Calculated pursuant to Rule 457(c) based on the average of the high and low prices for the Common Stock on the New York Stock Exchange on August 10, 2005.

(3)

The Preferred Stock Purchase Rights initially are attached to and trade with all the shares of Common Stock outstanding as of, and issued subsequent to, September 29, 1997, pursuant to the terms of the Company’s Amended and Restated Rights Agreement, dated as of January 20, 2000, as amended on June 7, 2002. Until the occurrence of certain prescribed events, the Preferred Stock Purchase Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred only with the Common Stock. The value attributable to such Preferred Stock Purchase Rights, if any, is reflected in the market price of the Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The contents of the following filings of Marsh & McLennan Companies, Inc. (the “Company”) with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference into this registration statement:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004;
•	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005;
•	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005;

•	The Company’s Current Report on Form 8-K dated January 31, 2005;
•	The Company’s Current Report on Form 8-K dated February 28, 2005;
•	The Company’s Current Report on Form 8-K dated March 16, 2005;
•	The Company’s Current Report on Form 8-K dated April 7, 2005;
•	The Company’s Current Report on Form 8-K dated April 12, 2005;
•	The Company’s Current Report on Form 8-K dated May 18, 2005;
•	The Company’s Current Report on Form 8-K dated May 26, 2005;
•	The Company’s Current Report on Form 8-K dated May 31, 2005;
•	The Company’s Current Report on Form 8-K dated June 28, 2005;
•	The Company’s Current Report on Form 8-K dated July 25, 2005;
•	The Company’s Current Report on Form 8-K dated August 12, 2005;
•

The Company’s Registration Statement on Form 8-B dated May 22, 1969, as amended by an Amendment on Form 8, dated February 3, 1987, describing the Common Stock, including any amendment or reports filed for the purpose of updating such description;

•

The Company’s Registration Statement on Form 8-A/A Amendment No. 1, dated January 26, 2000, describing the Preferred Stock Purchase Rights attached to the Common Stock, as amended by the Company’s Registration Statement on Form 8-A/A Amendment No. 2, dated June 20, 2002, and any further amendment or reports filed for the purpose of updating such description; and

•

All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this registration which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.
Not Applicable.

Item 5.	Interests of Named Experts and Counsel.
Not Applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article VI, Section 1 of the Company's by-laws provides for indemnification by the Company of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit. The Company's restated certificate of incorporation provides for such limitation of liability.

The Company maintains standard policies of insurance under which coverage is provided to its directors and officers against loss arising from claims made by reason of breach of duty, misstatement, error or omission committed in their capacity as directors or officers of the Company. Such policies of insurance also provide coverage to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 7.	Exemption from Registration Claimed.
Not Applicable.
Item 8.	Exhibits.

Exhibit
Number	Description

4.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003)

4.2	By-laws of the Company (incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004)

4.3

Amended and Restated Rights Agreement, dated as of January 20, 2000, between the Company and Harris Trust Company of New York (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A/A filed on January 27, 2000)

4.4

Amendment No. 1, dated as of June 7, 2002, to the Amended and Restated Rights Agreement, dated as of January 20, 2000, between the Company and Harris Trust Company of New York (incorporated by reference to Exhibit 2 to the Company's Registration Statement on Form 8-A/A filed on June 20, 2002)

4.5	Mercer HR Services Retirement Plan

23	Consent of Deloitte & Touche LLP

24	Powers of Attorney of the directors of the Company (included as part of the signature page hereto)

The undersigned registrant hereby undertakes that it has submitted the Plan and will submit any amendment to the Plan to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Marsh & McLennan Companies, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 12th day of August, 2005.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Michael G. Cherkasky
Michael G. Cherkasky
President and
Chief Executive Officer

SIGNATURES

Each person whose signature appears below hereby constitutes and appoints Bart Schwartz, Scott Budlong and Jean McConney, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated this 12th day of August, 2005.

/s/ Michael G. Cherkasky	/s/ Robert J. Rapport
Michael G. Cherkasky	Robert J. Rapport
Director, President and	Vice President and Controller
Chief Executive Officer	(Chief Accounting Officer)

/s/ Sandra S. Wijnberg	/s/ Lewis W. Bernard
Sandra S. Wijnberg	Lewis W. Bernard
Senior Vice President and	Director
Chief Financial Officer

/s/ Zachary W. Carter	/s/ The Rt. Hon. Lord Lang of Monkton, DL
Zachary W. Carter	The Rt. Hon. Lord Lang of Monkton, DL
Director	Director

/s/ Robert F. Erburu	/s/ David A. Olsen
Robert F. Erburu	David A. Olsen
Director	Director

/s/ Oscar Fanjul	/s/ Morton O. Schapiro
Oscar Fanjul	Morton O. Schapiro
Director	Director

/s/ Stephen R. Hardis	/s/ Adele Simmons
Stephen R. Hardis	Adele Simmons
Director	Director

/s/ Gwendolyn S. King
Gwendolyn S. King
Director

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003)

4.2	By-laws of the Company (incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004)

4.3

Amended and Restated Rights Agreement, dated as of January 20, 2000, between the Company and Harris Trust Company of New York (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A/A filed on January 27, 2000)

4.4

Amendment No. 1, dated as of June 7, 2002, to the Amended and Restated Rights Agreement, dated as of January 20, 2000, between the Company and Harris Trust Company of New York (incorporated by reference to Exhibit 2 to the Company's Registration Statement on Form 8-A/A filed on June 20, 2002)

4.5	Mercer HR Services Retirement Plan
23	Consent of Deloitte & Touche LLP
24	Powers of Attorney (included as part of the signature page hereto)